As filed with the Securities and Exchange Commission on June 27, 2002
                                               Registration Number 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           OLD GOAT ENTERPRISES, INC.
                 (Name of small business issuer in its charter)

            NEVADA                         2840                  98-0374121
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                4526 Neville St.
                            Burnaby, British Columbia
                                     V5J 2G8
                              Phone (604) 435-9071
                               Fax (604) 574-7933
       (Address, telephone, and fax number of principal executive offices)

                          CSC Services of Nevada, Inc.
                              502 East John Street
                           Carson City, Nevada, 89706
                                 (775) 882-3072
           (Name, address and telephone numbers of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

                             David J. Siebenga, Esq.
                              Siebenga & Associates
                              12657 - 93 Avenue
                              Surrey, B.C. V3V 7J6
                                 (604) 582-8807


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
============================================================================================
Title of Each Class of   Amount To Be    Proposed Maximum  Proposed Maximum    Amount of
Securities To Be         Registered(1)   Offering Price    Aggregate Offering  Registration
Registered                               Per Unit          Price               Fee
---------------------------------------------------------------------------------------------
Common                   750,000         $0.10             $75,000.00          $6.90
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

                                   Prospectus
                           Old Goat Enterprises, Inc.
                                750,000 Shares of
                                  Common Stock

This is a public offering of 750,000 shares of Common Stock of Old Goat Enterprises, Inc. ("Old Goat").

This offering involves a high degree of risk; see "RISK FACTORS" beginning on
                                                  ---------------------------
page 4 to read about factors you should consider before buying shares of the
------
common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:

750,000 Shares Offered                         Price Per Share        Total
----------------------                         ---------------        ---------
Public Price                                   $0.10                  $75,000
Underwriting Discounts and Commissions                                $  0.00
                                                                      ---------
Total                                                                 $75,000
                                                                      =======

This is a "self-underwritten" public offering, with no minimum purchase requirement.

          1. Old Goat is not using an underwriter for this offering.

          2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Old Goat Enterprises, Inc. for its use.

          3. The closing date for this offering is November 30, 2002.

The information in this prospectus is not complete and may be changed. Old Goat Enterprises, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this Prospectus is June 27, 2002.

TABLE OF CONTENTS

--------- ------------------------------------------------------------------------------------- ---------
Item  No. Item in Form SB-2 Prospectus Caption                                                  Page  No.
--------- ------------------------------------------------------------------------------------- ---------
       1  Front of Registration Statement and Outside Front Cover Page of Prospectus                   1
--------- ------------------------------------------------------------------------------------- ---------
       2  Prospectus Cover Page                                                                        2
--------- ------------------------------------------------------------------------------------- ---------
       3  Prospectus Summary and Risk Factors                                                          4
          *Failure to Secure Appropriate Products For Sale May Result in Inadequate Profits
            to Sustain the Business.
          *Failure to Secure Retail Space Will Severely Restrict our Company's Activities.
          *Inability to Compete Against Competitors May Limit our Share of the Market.
          *Failure to Secure Additional Financing May Affect our Company's Ability to
            Survive.
          *Failure to Attract and Retain Experienced Management
          *Unproven Profitably Due to Lack of Operating History.
          *Failure to Manage Our Growth May Put a Strain on our Management and Financial
            Resources.
          *Profitability Depends on the Continued Growth and Acceptance of the Internet.
          *Potential Inability to Respond to Rapid Changes in the Online Commerce Industry
            May Substantially Harm Our Business.
          *Difficulty For Old Goat Stockholders to Resell Their Stock Due to a Lack of Public
            Trading Market
          *Old Goat's Auditor has Expressed Doubts as to Old Goat's Ability to Continue as a
            Going Concern.
          *Forward-Looking Statements
--------- ------------------------------------------------------------------------------------- ---------
       4  Use of Proceeds                                                                              6
--------- ------------------------------------------------------------------------------------- ---------
       5  Determination of Offering Price                                                              9
--------- ------------------------------------------------------------------------------------- ---------
       6  Dilution                                                                                     9
--------- ------------------------------------------------------------------------------------- ---------
       7  Selling Security Holders                                                                     9
--------- ------------------------------------------------------------------------------------- ---------
       8  Plan of Distribution                                                                         9
--------- ------------------------------------------------------------------------------------- ---------
       9  Legal Proceedings                                                                            9
--------- ------------------------------------------------------------------------------------- ---------
      10  Directors, Executive Officers, Promoters and Control Persons                                10
--------- ------------------------------------------------------------------------------------- ---------
      11  Security Ownership of Certain Beneficial Owners and Management                              11
--------- ------------------------------------------------------------------------------------- ---------
      12  Description of Securities                                                                   12
--------- ------------------------------------------------------------------------------------- ---------
      13  Interest of Named Experts and Counsel                                                       12
--------- ------------------------------------------------------------------------------------- ---------
      14  Disclosure of Commission Position on Indemnification for Securities Act Liabilities         12
--------- ------------------------------------------------------------------------------------- ---------
      15  Organization within Last Five Years                                                         12
--------- ------------------------------------------------------------------------------------- ---------
      16  Description of Business                                                                     12
--------- ------------------------------------------------------------------------------------- ---------
      17  Plan of Operation                                                                           16
--------- ------------------------------------------------------------------------------------- ---------
      18  Description of Property                                                                     18
--------- ------------------------------------------------------------------------------------- ---------
      19  Certain Relationships and Related Transactions                                              19
--------- ------------------------------------------------------------------------------------- ---------
      20  Market for Common Equity and Related Stockholder Matters                                    19
--------- ------------------------------------------------------------------------------------- ---------
      21  Executive Compensation                                                                      20
--------- ------------------------------------------------------------------------------------- ---------
      22  Financial Statements                                                                    20/F-1
--------- ------------------------------------------------------------------------------------- ---------
      23  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure        20
--------- ------------------------------------------------------------------------------------- ---------
      24  Indemnification of Directors and Officers                                                  II-1
--------- ------------------------------------------------------------------------------------- ---------
      25  Other Expenses of Issuance and Distribution                                                II-1
--------- ------------------------------------------------------------------------------------- ---------
      26  Recent Sales of Unregistered Securities                                                    II-2
--------- ------------------------------------------------------------------------------------- ---------
      27  Exhibits                                                                                   II-2
--------- ------------------------------------------------------------------------------------- ---------
      28  Undertakings                                                                               II-3
--------- ------------------------------------------------------------------------------------- ---------
          Signatures                                                                                 II-4
--------- ------------------------------------------------------------------------------------- ---------

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Old Goat Enterprises, Inc. was incorporated on April 23, 2002, in the state of Nevada. The Company's principal executive offices are located at 4526 Neville Street, Burnaby, British Columbia, Canada, V5J 2G8. Our telephone number is
(604) 435-9071 and our fax number is (604) 584-7933.

Since incorporation it has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Old Goat Enterprises, Inc. has never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.

We are creating a business as a retailer of specialty personal care products. These products are designed for the use of consumers who are sensitive to certain chemical additives commonly found in mass produced personal care products. Our Company intends to sell products that will provide customers with alternative products that have been manufactured without certain compounds that may cause irritation for the consumer.

Summary of Financial Information

                      Current Assets                                $18,000.
                      Current Liabilities                                 0.
                      Shareholders' Equity                          $18,000.
                      Revenue                                             0.
                      Net Loss                                      $ 1,000.

We have not begun operations and are currently without revenue. Our company has no employees at the present time. As at April 30, 2002, our accumulated deficit was $1,000. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

    Common Shares Outstanding Before This Offering                2,800,000

    Maximum Shares Being Offered                                    750,000

    Maximum Common Shares Outstanding After This Offering         3,550,000


Old Goat Enterprise, Inc. is authorized to issue 75,000,000 shares of common stock. Officers and Directors collectively own 2,800,000 shares of Restricted Common Stock.

This offering consists of 750,000 shares of Old Goat Enterprises, Inc. Common Stock. The offering price is $0.10 per share. No Officers, Directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Old Goat, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Old Goat Enterprises, Inc. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Appropriate Products For Sale May Result in Inadequate Profits
--------------------------------------------------------------------------------
to Sustain the Business.
------------------------
We will not manufacture our own products for sale. We have not yet secured a reliable supplier. If we are unable to secure appropriate products to sell, in a timely manner, and at a reasonable cost, our company will find it very difficult, if not impossible, to operate at a profit and thus sustain the business.

Failure to Secure Retail Space Will Severely Restrict our Company's Activities.
-------------------------------------------------------------------------------
We intend to rent space within a mall in New Westminster, British Columbia. Although we will utilize our website to generate revenue, if we fail to secure suitable retail space to conduct business at a reasonable cost and on acceptable terms, our company's ability to generate an optimal volume of sales will be hampered. Without the ability to aggressively pursue this avenue of sales, our company's activities will be severely restrict and it may take much longer to build a profitable business.

Inability to Compete Against Competitors May Limit our Share of the Market.
---------------------------------------------------------------------------
We will be competing in an already well-established personal care product's marketplace, with businesses that have been in operation for several years. Our company will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that our competitors bring to the marketplace are good reputations, quality products, reliable service and competitive prices. Additionally, we will be competing with firms that have substantially greater marketing, financial, and human resources. As a result, such competitors may be able to respond more quickly to new trends and changes in consumer demands. Such competitors may also be able to devote greater resources to promotion and sale of products than we can.

The established competitors will also have achieved a high level of brand recognition. Many competitors have similar, if not identical, products to those that Old Goat intends to sell and they will be competing directly with us. If we do not compete effectively with current and future competitors, we may be unable to secure new customers, or we may be required to reduce our rates in order to compete effectively. This could result in reduced revenues, resulting in lower earnings or operating losses.

All of these factors will make it very difficult for us to build a financially viable business.

Failure to Secure Additional Financing May Affect our Company's Ability to
--------------------------------------------------------------------------
Survive.
--------
We may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our Company's ability to survive.

Failure to Attract and Retain Experienced Management.
-----------------------------------------------------
The long-term success of our business is largely dependent upon our ability to attract and retain qualified management professionals. It is doubtful that we can be successful if we are unable to attract and retain qualified and experienced management.

Unproven Profitably Due to Lack of Operating History.
-----------------------------------------------------
Old Goat Enterprises, Inc was formed on April 23, 2002. As of this date, we do not have any revenues or operations, and we have few assets. We do not expect to have revenues until at least four months after this registration becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.

Failure to Manage Our Growth May Put a Strain on our Management and Financial
-----------------------------------------------------------------------------
Resources.
----------
Our ability to succeed is uncertain because we currently have no operating history upon which to base our growth projections. We expect, however, to experience significant growth when we are operational, and anticipate such growth will continue for the foreseeable future.

Our growth may place a significant strain on our managerial, financial, and operational resources. Failure to manage our growth effectively could harm our ability to generate revenues, which could impair our ability to compete, market, and promote our services.

Profitability Depends on the Continued Growth and Acceptance of the Internet.
-----------------------------------------------------------------------------
Our future revenues substantially depend upon the widespread acceptance of the Internet as an effective medium of commerce by consumers in our target market. We cannot predict the extent to which Internet users will shift their habits from traditional to online information tools. The commercial acceptance and use of the Internet may not continue to develop at historical rates, or may not develop as quickly as we expect. In addition, concerns over security and privacy may inhibit the growth of the Internet.

The Internet could also lose its viability as a commercial medium due to adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service.

Some of our success depends on the continued growth of the Internet as a viable commercial marketplace for consumers. If consumers are not willing to use the Internet, the profitability of our business and our operating results could suffer.

Potential Inability to Respond to Rapid Changes in the Online Commerce Industry
-------------------------------------------------------------------------------
May Substantially Harm Our Business.
------------------------------------
Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and consumer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website obsolete. We may experience difficulties that delay or prevent our being able to respond to these changes. The systems we develop may also be affected by outages, delays and other difficulties due to system failures of Internet service providers, online service providers and other website operators that control access to the Internet. Any such events could substantially harm our business.

Difficulty For Old Goat Stockholders to Resell Their Stock Due to a Lack of
---------------------------------------------------------------------------
Public Trading Market
---------------------
There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have its common stock quoted on the OTC Bulletin Board as soon as practicable. However, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Old Goat's Auditor has Expressed Doubts as to Old Goat's Ability to Continue as
-------------------------------------------------------------------------------
a Going Concern.
----------------
In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Old Goat's ability to continue as a going concern.

Forward-Looking Statements
--------------------------
This prospectus contains forward-looking statements that involve risks and uncertainties. The Company uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identity such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.


Item 4. Use of Proceeds

We intend to raise $75,000 from the sale of 750,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $75,000, and no minimum. The Company has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the company has already raised a total of $19,000 from the sale of common stock. The total amount of $19,000 has been raised from the sale of stock to Officers and Directors - the sale of this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering, including the development of a `Corporate Identity Package', are estimated to be $19,000. As at June 17, 2002, we had a balance of $18,000. in cash. This will allow us to pay the entire expenses of this offering from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies we raise from this offering will be used to finance the Company's Plan of Operations. One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how our company intends to use these proceeds of this offering.

         PROCEEDS FROM SALE OF COMMON STOCKS
         Restricted Stock                                               19,000
         Proceeds from this offering                                    75,000
                                                                       -------
           GROSS AGGREGATE PROCEEDS FROM SALE OF COMMON STOCK          $94,000
         ---------------------------------------------------------------------
         OFFERING EXPENSES
         Attorney Fees                                                  10,000
         Audit Fees                                                      4,000
         Organizational Costs                                            1,000
         Corporate Identity Package                                      2,000
         Transfer Agent Fees                                             1,500
         Registration Fees                                                 500
                                                                       -------
           TOTAL OFFERING EXPENSES                                     $19,000
         ---------------------------------------------------------------------
         NET PROCEEDS AFTER OFFERING EXPENSES                          $75,000
         ---------------------------------------------------------------------
         EXPENDITURE
         Website Development                                             5,000
         Marketing and Promotion                                        10,000
         Inventory                                                      20,000
         Legal and Accounting                                            9,000
         Website Hosting and Telecom                                     2,000
         Furniture and Equipment                                         6,000
         Retail Location                                                18,000
         Miscellaneous Administrative Costs                              5,000
                                                                       -------
           TOTAL                                                       $75,000
         ----------------------------------------------------------------------

The above expenditure items are defined as follows:

         Corporate Identity Package: This item refers to the cost of developing
         --------------------------
         a company logo and printing stationery. It will include the cost of appropriate artwork and is to be substantially completed next month.

         Website development: This expense is the cost associated with
         -------------------
         development of our website. Since the website will be used as the first means to promote our products, preliminary website development will begin as soon as we have the funds available.

         Marketing and Promotional Expenses: This item refers to the cost of a
         ----------------------------------
         basic marketing campaign and the provision of a minimal amount of product information to provide our customers and interested shoppers. We expect to be incurring these costs beginning during the second month of operations after the effective date of this registration, and continuing throughout the remainder of the year.

         Inventory: This expenditure item refers to total cost of establishing
         ---------
         and maintaining an acceptable level of product inventory for sale to the public. We expect to make this expenditure during the second and third month of operation after the effective date of this registration, and then maintain this level throughout the year.

         Legal and Accounting Fees: This expenditure item refers to the normal
         -------------------------
         legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

         Website Hosting and Telecom: This item refers to the cost of hosting
         ---------------------------
         our website and basic monthly telephone and fax communication services. The amount indicated covers the first year of operations.

         Furniture and Equipment: This expenditure refers to items such as
         -----------------------
         shelving for product display, a cash register, computer, tables and chairs, and other similar items. Our Company expects to be making these purchases during the fifth month of operation after the effective date of this registration.

         Retail Location: This item refers to the cost of renovations to a
         ---------------
         leased premise. It also includes the cost of putting an appropriate lease in place and estimated prepaid rent that may be required for the premise. We expect to be making this expenditure during the fifth month of operation after the effective date of this registration.

         Miscellaneous Administrative Costs: This expense refers to any small
         ----------------------------------
         miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

There is no assurance that Old Goat will raise the full $75,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item                        10%         50%        75%        100%
----------------                     -------    --------    --------    -------
Website Development                    2,000       4,000       4,000      5,000
Marketing and Promotion                    0       6,000       8,000     10,000
Inventory                              2,000      14,000      18,000     20,000
Legal and Accounting                   2,000       6,000       8,000      9,000
Website Hosting and Telecom            1,000       2,000       2,000      2,000
Furniture and Fixtures                     0       1,000       4,000      6,000
Retail Location                            0       2,000       8,500     18,000
Miscellaneous Administrative Costs       500       2,500       3,750      5,000
                                     -------    --------    --------    -------
TOTAL                                $ 7,500    $ 37,500    $ 56,250    $75,000
                                     =======    ========    ========    =======

          If only 10% of the offering is sold, we will continue with our
          -----------------------------------
          development plans. However, only the most necessary tasks will be undertaken. We will only purchase a minimal amount of sample inventory. Plans for a retail store will be placed on hold until sufficient capital becomes available. The only business we will pursue will be through the Internet. We anticipate that the $7,500 plus cash on hand will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

          In the event that only 50% of the offering amount is raised, we would
          -----------------------------------------------------------
          be able to further our plan of operation; however, the Company's activities will be severely restricted. The retail store will continue to be on hold during the first year of operation, but we would endeavor to place small display racks in several drug stores in the City of New Westminster, British Columbia. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

           If 75% of the total offering amount is raised, there will be
           ---------------------------------------------
           sufficient funds to pay a significant portion of all budgeted expenditure items. We will lease a Kiosk in the Quay, New Westminster, British Columbia. Such facilities are available for rent on a weekly basis and would be utilized during peak retail seasons only.

The money Old Goat has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering. We estimate that amount to be $16,000; the excess funds of $3,000 will be applied towards developing our plan of operations. The total amount of the money raised from the sale of the 750,000 shares we are offering will be used for purposes of furthering the Company's plan of operation, as detailed in Item 17 of this filing.


Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10. Of the 2,800,000 shares of stock already purchased by Officers and Directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,800,000 shares were sold for $0.01 per share. All of the 2,800,000 shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for our stock) and the high level of risk considering our lack of operating history.


Item 6. Dilution

Old Goat is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers and directors have purchased shares of its common stock for $.01 and $0.001 per share. See Item 26, Recent Sales of Unregistered Securities, below.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

                                          10%        50%       75%       100%
                                        -----      -----      -----      -----
  Net Tangible Book Value Per Share     .0064      .0064      .0064      .0064
  Prior to Stock Sale
  Net Tangible Book Value Per Share     .0089      .0175      .0220      .0262
  After Stock Sale
  Increase in Net Book Value Per        .0025      .0111      .0156      .0198
  Share Due to Stock Sale
  Loss (subscription price of $.10      .0911      .0825      .0780      .0738
  less net tangible book value per
  share)


Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.


Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The Officers and Directors of the Company, Mr. Dennis Cox, Miss Jean Blanchard and Mrs. Laurel Blanchard, will not register as broker-dealers in connection with this offering. They primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

We plan to offer our shares to the public, with no minimum amount to be sold. The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered, or November 30, 2002, which ever occurs first.


Item 9. Legal Proceedings

Old Goat Enterprises, Inc. is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

DENNIS COX, PRESIDENT, MEMBER OF THE BOARD OF DIRECTORS, age 56
Mr. Dennis Cox is the incorporator of Old Goat and has served as President and Director since inception. The term of his office is for one year and is renewable on an annual basis.

Mr. Cox graduated from South Burnaby High School, located in Burnaby, British Columbia, Canada, in 1965. He has over 35 years experience working in various manufacturing and service oriented companies. In 1965, Mr. Cox began his career working for the Attorney General's Department, in British Columbia, with the motor vehicle branch in New Westminster, British Columbia.

Mr. Cox, in 1966 joined Canadian Forest Products Ltd. (CFP) as a buyer in the purchasing department. CFP is a large building products company producing plywood and hard board paneling, in New Westminster, British Columbia. Over a period of 19 years, Mr. Cox held a wide variety of positions with CFP: he has held positions of Buyer, Senior Buyer, Mill Stores and Maintenance Coordinator and Shipper.

In May, 1985, Mr. Cox accepted a position with Industrial Equipment Company Ltd.
(IECO) as a consultant. IECO, located in Delta, British Columbia, is a large bearing distributor and carries a full range of power transmission, material handling, fluid power and other related products. In 1986, Mr. Cox joined the management team and took a full time position as the Inventory Controller.
Since that time and to the present, Mr. Cox had held the position of Warehouse Manager.

Mr. Cox does not have any other business activities to which he devotes his time. As President of our company, he has assumed the leadership role and accepted overall responsibility for the development of the Company. Mr. Cox currently spends about ten percent (10%) of his working day doing Old Goat work. He will continue to make our company a primary priority and devote whatever time is necessary to make the business a success.

Mr. Cox is not an officer or director of any reporting company.

JEAN BLANCHARD, SECRETARY/TREASURER, MEMBER OF THE BOARD OF DIRECTORS, age 45. Miss Jean Blanchard became an officer and director of Old Goat on May 20, 2002. The term of her office is for one year and is renewable on an annual basis.

Miss Jean Blanchard graduated from high school in June of 1976. From 1976 to 1979 she attended the Canadian Nazarene College in Winnipeg, Manitoba studying psychology and theology.

In the summer of 1979, Miss Blanchard worked with Roto Rooter of Vancouver, British Columbia, as Dispatcher. She successfully held that position for five years, before accepting a comparable position with Dogwood Disposals in Vancouver. In 1989 Miss Blanchard became a 911-operator police dispatcher, a position she still holds. Jean Blanchard is remarkably articulate and has highly developed organization skills. Her career has demanded clarity of thought and is complimented by her high level of skill in abstract reasoning. Her training in psychology and her exceptional ability to stay calm while dealing with individuals under severe stress has made her an outstanding employee.

Miss Blanchard has suffered with fibromyalgia for the past nine years. Since then Miss Blanchard has researched extensively this rheumatic disease. In January 2002 she began an aggressive treatment plan that includes avoiding external and internal contact with certain common preservatives. Jean Blanchard has spent and continues to spend considerable time researching the availability of various skin care products that are absolutely salicylate-free.

Resourcing her accumulation of knowledge and her developed network of contacts will be invaluable to our company. Miss Blanchard will work with suppliers to provide suitable products and services. In working with the Company, Jean Blanchard is also responsible for maintaining the books and records. In addition, she will oversee the designing, creation, and maintenance of the Company's website and perform any other duties necessary to make our business a success. She is currently devoting forty percent (40%) of her time on Old Goat responsibilities; however, she expects that to grow to seventy five percent (75%) over the next several months.

Miss Blanchard is not an officer or director of any reporting company.

LAUREL BLANCHARD, MEMBER OF THE BOARD OF DIRECTORS, age 60.
Mrs. Laurel Blanchard became a director of Old Goat May 20, 2002. The term of her office is for one year and is renewable on an annual basis.

Mrs. Blanchard is a trained Hair Stylist and Esthetician and began her career in Abbostford, British Columbia. In 1968, Mrs. Blanchard moved to Victoria, British Columbia, where she worked in the industry until 1975. That year she relocated to New Westminster, British Columbia, where she immediately found work. Mrs. Blanchard was given a variety of increasingly responsible roles culminating with an invitation to join the existing business. In 1991, the private company, Classic Beauty Salon (1991) Ltd., was incorporated, with Mrs. Blanchard on the board of directors and owning 50% of the shares. As the director in charge of customer and staff relations, Mrs. Blanchard has been able to sustain a low turnover of staff. During business hours, Laurel Blanchard provides her customers with hair care, Swedish body messages, facials, make-up consultation, waxing, manicures and pedicures. Her clients include high profile lawyers, doctors, business people and professional actors.

Mrs. Laurel Blanchard is the sister-in-law of Miss Jean Blanchard. She has worked closely for a number of years with Jean Blanchard in identifying cosmetic and hair care products that are safe for fibromyalgia sufferers to use.

Mrs. Blanchard's primary responsibility with our company will be to develop training materials and provide strong customer service support. She will also have the ongoing responsibility of maintaining good relations with suppliers and will handle any industry regulatory issues that may arise. Mrs. Blanchard will also be called upon to share her customer service skills and retail management experience. Laurel Blanchard will take an active role in managing the Company's retail store and the day-to-day operations once it is open.

Mrs. Blanchard will provide whatever time is necessary to effectively carry out her duties. She is currently devoting five percent (5%) of her time to Old Goat. She is prepared to give the Company up to 25 percent (25%) of her time in the long term, and as much as 50 percent (50%) during the critical first 6 months of operations.

Mrs. Blanchard is not an officer or director of any reporting company.


Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Old Goat owning 5% or more of the common stock, and shares owned by Old Goat's Directors and
Officers:
                                                         Amount and
                                                         Nature of
 Title of                                                Beneficial     Percent
 Class         Name and Address of Beneficial Owner      Ownership      of Class
 --------      ------------------------------------      ----------     --------
 Common        Dennis Cox                                1,600,000      57.20%
               Director, President
               4526 Neville Street
               Burnaby, British Columbia, V5J 2G8

 Common        Jean Blanchard                              600,000      21.40%
               Director, Secretary/Treasurer
               #209, 601 North Road
               Coquitlam, British Columbia, V3J 1P1

 Common        Laurel Blanchard                            600,000      21.40%
               Director
               #5, 710-7 Ave
               New Westminster, BC, V3M 5V3

 Common        Directors and officers as a group (3)     2,800,000      100 %

Item 12. Description of Securities

Common Stock

Old Goat Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock with $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Old Goat.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of Old Goat's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.


Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Old Goat or was a promoter, underwriter, voting trustee, director, officer, or employee, of Old Goat.


Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 10 of Old Goat Enterprises, Inc.'s bylaws, the Company is authorized to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Revised Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Item 15. Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.


Item 16. Description of Business

Business Development

Old Goat Enterprises, Inc. was incorporated on April 23, 2002 in the state of Nevada. We have not yet begun operations and we currently have no revenue and no significant assets. Our company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Old Goat has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Old Goat is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Old Goat nor its offices, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are creating a business as a retailer of specialty personal care products. These products are designed for the use of consumers who are sensitive to certain chemical additives commonly found in mass produced personal care products. Our Company intends to sell products that will provide customers with alternative products that have been manufactured without certain compounds that may cause irritation for the consumer.

Principal Products and Services
-------------------------------
Old Goat will be offering two parallel types of products for sale to consumers. The first is a line of specialty products based on the naturally moisturizing properties of goat's milk. This by-product of the production of milk, cheese and yogurt is a super-rich milk and is appropriate for cosmetic uses. It is believed that the goat's milk contains naturally occurring proteins and triglycerides that are absorbed by the skin, resulting in a natural moisturizing effect.

The second is an assortment of personal care products that are specially formulated by the manufacturer and do not contain certain chemical compounds believed to be irritants to the consumers. If a consumer believes that certain chemical compounds found in body care products are irritants to their skin, they will be able to purchase alternative personal care products that are manufactured using different methods and ingredients. This area of our markets includes sufferers from rheumatoid diseases such as fibromyalgia.

Approximately 80 % of fibromyalgia sufferers are women, one of whom is Miss Jean Blanchard, a Director of Old Goat, who, along with another Director of the Company, Mrs. Laurel Blanchard, has done considerable research into both suitable personal care products for fibromyalgia sufferers as well as seeking out sources of such products. These Directors bring this expertise to the company, in addition to Mrs. Blanchard's expertise in the professional personal care industry.

All of the products the Company will be selling are manufactured and packaged giving complete instructions and information.

The Market
----------
The specific target market is the "baby boomer" generation. This demographic is the largest consumer group in North America and has the largest disposable income. Within this target market are persons who are allergy sufferers and sufferers of other ailments who cannot use standard personal care products due to the risk of adverse reactions to them.

With continuing rising costs of health care, these consumers are finding the need to take personal responsibility for their own health. As a result, they are `becoming educated' regarding their own personal health. These consumers are becoming concerned that the personal care products being used may contain chemicals that are harmful to the body. Consumers are beginning to seek out personal care products that are naturally produced without harmful chemicals.

There is a heightened public awareness that environmental contamination is affecting our health. Individual consumers are taking personal initiative to seek out products that are environmentally friendly and safe. The Company believes that the market for personal care products that contain non-reactive ingredients will grow as more consumers use these products and communicate their experiences.

Competition and Competitive Strategy
------------------------------------
At present there are other companies selling personal care products on the Internet; however most of the sites we found are in the United States. We believe there is an opportunity for a Canadian based Internet marketer for these products. Due to currency exchange differences and the problems with shipping and customs, many Canadian consumers are reluctant to purchase from non-Canadian Internet retailers. By offering a full service Canadian alternative with complete product lines and comprehensive information and customer service resources, we believe we can capture a large enough portion of the Canadian Internet market to make the web based portion of the business profitable. The currency exchange difference between the Canadian and U.S. dollar may well make our product lines price competitive with those of U.S. sellers and therefore attract a portion of the business currently being served by the American Internet retailers.

Old Goat intends to register and list its web address with search engines and directories such as Lycos, Yahoo, WebCrawler, and Infoseek. When registering, the Company plans to include keyword sensitive content referred to as metatags, or words that describe the content of the site, as well as titles to attempt to ensure that its domain name is listed prominently in the search results in most search returns.

For every search engine there are many special interest websites dedicated to specific markets. Having a mutual link on a special interest site dedicated to Old Goat's market would be beneficial, as it has the potential to draw a large number of visitors and purchasers to our web site. Creating mutual links is an effective means of marketing, as mutual links on targeted sites expose the company to existing, qualified and interested buyers. These targeted sites have already done the web marketing and branding to draw traffic to their respective websites. The site visitors are likely to follow the link to the site and potentially purchase the products offered at the new destination, which is our site.

Old Goat plans to participate in special interest mailing lists to gain visibility among a targeted audience and generate traffic for its web site. Special interest mailing lists are not direct mailing lists, but instead are similar to e-mail newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific targeted mailing lists. Old Goat also plans to participate in industry related newsgroups to gain visibility and develop relationships with targeted audiences. An Internet newsgroup is a place on the internet where groups of people post and read messages on a particular topic.

We also believe that Old Goat can capture an adequate amount of the traditional walk-up retail trade to make a retail sales location profitable. From our investigations, we have found that many retail outlets sell personal care products. However, very few retailers provide resource information that relates to health and the environment. Due to the increased consumer awareness of environmental issues, we believe that consumers will respond very favorably to a retailing campaign based on sound product information and consumer education. Our intent is to anchor the dot.com side of our business with a traditional `bricks-and-mortar' base.

Distribution
------------
Depending on the Company's success at raising capital, we plan to distribute all orders from our initial retail store location. All stock will be held at that location and both walk-up retail and Internet orders will be filled from the same location. Internet orders will be shipped via Canada Post Express Courier Service. From our investigations, we have found this system to be the most cost efficient and practical in the beginning stages. As the sales volume grows it may become more cost effective to ship by one of the other International courier services.

New and or Innovative Products and Services
-------------------------------------------
We have never made any announcements concerning the introduction of new or innovative products or services, nor do we have any intentions to do so in the foreseeable future.

Sources and Availability of Products and Supplies
-------------------------------------------------
All products and supplies that we are required for consumption or re-sale are readily available from numerous industry wholesalers. Product shortages, restrictions or any other type of limiting factors has not characterized this industry, and there are no indications that such problems will occur in the foreseeable future. We have initiated preliminary discussions with a private label personal care products manufacturer in Surrey, British Columbia, with regards to product sourcing, sales, distribution and marketing.

Dependence on One or a Few Major Customers
------------------------------------------
This retail business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations
-------------------------------------------------------------------------------
& Concessions
-------------
There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Our Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals
-----------------------------------
As a retailer, the major area for government control or need for government approval would be concerning business licensing, Labor Standards and Occupational Health and Safety. Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the products being offered for sale will be purchased from reputable wholesale distributors and manufacturers and will carry the necessary Government and industry standard approvals.

Existing or Probable Government Regulations
-------------------------------------------
Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our Company's ability to operate.

Research and Development Activities and Costs
---------------------------------------------
Our Directors and Officers have undertaken considerable research and investigation to date regarding type and supply of product, physical location and shipping costs. We do not have any plans to undertake any additional research or development in the immediate future.

Compliance With Environmental Laws
----------------------------------
There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities
----------
We do not own or rent facilities of any kind. At present we are operating from our official address that is located within the offices of our President. He provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future. When we have raised enough funds from this offering, or alternatively, when we have earned sufficient revenue from the Internet sales, we will be renting a retail store bay for our retail operation.

Employees
---------
Our company has no employees at the present time. The Board Members are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable sales revenue flowing into the Company. Our Officers and Directors will do whatever work is necessary to bring our business to the point of earning revenues from Internet sales as well as retail store sales. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation.

Forward-Looking Statements
--------------------------
We believe the above contains a number of forward-looking statements. The actual results and the actual plan of operations may differ materially from what is stated above. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the internet business or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


Item 17. Plan of Operation

Old Goat is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to build a retail business selling personal care products.

We currently do not have the $75,000 needed to develop our web site, acquire a retail facility, purchase inventory and market our products, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. Old Goat believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this registration becomes effective.

We have begun to develop a Corporate Identity Package. The artwork and logo will also be utilized on our web page. We have also begun to design and build our website. Our domain name www.oldgoatinc.com has been registered and we will be making an information page available within the next month. Building of the complete website will start after the completion of the financing.

The website will provide basic information and facts about personal care products and related environmental and health issues. It will discuss some of these common issues related to use of certain compounds in the environment and how these compounds may affect certain consumers. It will also discuss how to avoid the use of unwanted chemicals by using alternate products.

The Old Goat website will also display all of the products our company has available for sale. Those items will include a variety of personal care products produced by various manufacturers. There will be full product descriptions, along with pictures and technical specifications for each individual item offered for sale.

The website will have the facility for customers to contact us with questions and to place orders directly over the Internet, or to order by telephone, fax or mail. Mail order purchases will be facilitated through the use of e-commerce, bank drafts or money orders. All products will be warehoused in New Westminster, British Columbia, and will be shipped directly to customers via Canada Post Express Package service within 24 hours of payment being received.

In addition to the website, we are planning to open a retail facility in a mall in New Westminster. If inadequate funds are available for the development of our retail store, we will be located in a kiosk type structure situated in the main traffic area of the mall. In discussions with administrative officials, we have been advised that pre-existing kiosk facilities are available for rent on a daily, weekly, and monthly basis. The structures require only minor modifications to suit our needs. The cost of those minor modifications would be our responsibility and have been included in the budget section of this document.

Unlike nearly every other company that markets personal care products, we plan to market only those types of products suitable for people who are unable to use regular personal care products. We believe that personal care products are important enough and the decision making process is complex enough to warrant the establishment of a specialty retail outlet. The Company's limited internal market research has also provided evidence that most retailers that sell these products do not provide any meaningful amount of product information or customer education. Our sales clerks will be provided with a substantial basis of product information and consumer education knowledge and materials.

While the Company has not yet secured product suppliers, there has been a significant amount of research into the availability and suitability of products. We intend to continue to identify specific products and determine reliable manufacturers and wholesale suppliers as soon as this registration becomes effective. We will order inventory as soon as the manufacturers and/or suppliers are selected and the funds are available. Old Goat has confirmed a number of potentially acceptable manufacturers and suppliers and foresees no problem in being able to meet our target objectives.

Web server space will be contracted from a local Internet Service Provider
(ISP), which has recently been chosen. The Company will be required to purchase a computer during the first year of operations, however if there are sufficient financial resources available to do so, a second one will be purchased and placed at the retail store location for convenience. The retail store location will have credit card point of sale (POS) facilities for processing credit card payments from both in-person store purchases as well as Internet purchases.

During the first stages of the Company's growth the Officers and Directors will provide all the labor required to operate the website as well as the retail store at no charge. Since we intend to operate with very limited administrative support, the Officers and Directors will continue to be responsible for these duties for at least the first year of operations.

Our marketing strategy will be to offer a full line of personal care products normally required by average consumers. These products, however, will be specifically formulated by manufacturers who understand the need to create products that meet the requirements of consumers who are sensitive to environmental issues. Staff will be well trained and knowledgeable and prices will be comparable to the competition.

How long Old Goat will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate sales revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering and our corporate identity package.

If we are unable to raise additional funding through this offering or from other sources, we will not be able to survive more than several months. In that event, it will be critical that we begin to realize sales revenues as quickly as possible. We will require additional funding from either outside sources or from sales revenues to survive past our first year of operation.

We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise additional funding through this offering, or begin collecting sales revenues within the next six months of this registration statement becoming effective.

Our Company has no plans to undertake product research and development during the term covered by this Registration Statement. There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our Internet business and one retail store location in New Westminster, British Columbia. As we gain experience, and develops sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within Canada. At this time, we have no plans to expand outside Canada.


Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement. The discussion is based on the premise we will raise the entire 75,000 we are seeking from this offering. Please refer to Item 4, Use of Proceeds for a discussion on how we will allocate funds in the event we are unable to raise the entire offering objective.

Expenditure Item                        10%         50%        75%        100%
----------------                     -------    --------    --------    -------
Website Development                    2,000       4,000       4,000      5,000
Marketing and Promotion                    0       6,000       8,000     10,000
Inventory                              2,000      14,000      18,000     20,000
Legal and Accounting                   2,000       6,000       8,000      9,000
Website Hosting and Telecom            1,000       2,000       2,000      2,000
Furniture and Fixtures                     0       1,000       4,000      6,000
Retail Location                            0       2,000       8,500     18,000
Miscellaneous Administrative Costs       500       2,500       3,750      5,000
                                     -------    --------    --------    -------
TOTAL                                $ 7,500    $ 37,500    $ 56,250    $75,000
                                     =======    ========    ========    =======

The above expenditure items are defined as follows:

         Website development: This expense is the cost associated with development of our website. Since the website will be used as the first means to promote our products, preliminary website development will begin as soon as we have the funds available.

         Marketing and Promotional Expenses: This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide our customers and interested shoppers. We expect to be incurring these costs beginning during the second month of operations after the effective date of this registration, and continuing throughout the remainder of the year.

         Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public. We expect to make this expenditure during the second and third month of operation after the effective date of this registration, and then maintain this level throughout the year.

         Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

         Website Hosting and Telecom: This item refers to the cost of hosting our website and basic monthly telephone and fax communication services. The amount indicated covers the first year of operations.

         Furniture and Equipment: This expenditure refers to items such as shelving for product display, a cash register, computer, tables and chairs, and other similar items. Our Company expects to be making these purchases during the fifth month of operation after the effective date of this registration.

         Retail Location: This item refers to the cost of renovations to a leased premise. It also includes the cost of putting an appropriate lease in place and estimated prepaid rent that may be required for the premise. We expect to be making this expenditure during the fifth month of operation after the effective date of this registration.

         Miscellaneous Administrative Costs: This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

Item 18. Description of Property

Old Goat does not own any property, real or otherwise. For the first year, we will conduct our administrative affairs from the President's office, at no cost to the Company. Retail space will be rented when the Company has sufficient funds available. The cost has not yet been determined; however, the Company expects to pay market rates.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter will receive or expect to receive assets, services or other considerations from us. No assets will be, nor are expected to be, acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.


Item 20. Market for Common Equity and Related Stockholder Matters

Market Information
------------------
Currently there is no public trading market for our stock, and we have not applied to have Old Goat common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares
--------------------------------------------------------------------------
Our Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Holders
-------
As of the filing of this Registration Statement, we have three (3) shareholders of record of Old Goat common stock.

Rule 144 Shares
---------------
A total of 2,800,000 shares of the common stock will be available for resale to the public after May 28, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Old Goat common stock then outstanding which, in case, will equal approximately 35,500 shares as of the date of this prospectus; or the average weekly trading volume of Old Goat common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Old Goat. Under Rule 144(k), a person who is not one of Old Goat's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 2,800,000 shares which may be sold pursuant to Rule 144 after May 28, 2003, are held by persons who are Old Goat affiliates.

Dividends.
---------
As of the filing of this Registration Statement, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Old Goat to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Old Goat would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Old Goat Stock As The Company Has No Expectations To Pay
-----------------------------------------------------------------------------
Cash Dividends In The Near Future
---------------------------------
The holders of our common stock are entitled to received dividends when, and if, declared by the Board of Directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The Executive Officers do not currently receive and are not accruing any compensation.


Item 22. Financial Statements

The audited financial statements of Old Goat appear on pages F-1 through F-8:


Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

                              FINANCIAL STATEMENTS
                           OLD GOAT ENTERPRISES, INC.

           (From date of inception, April 23, 2002 to April 30, 2002)

                                      INDEX


                                                                       PAGE
                                                                       ----
AUDITOR'S REPORT                                                        F-1

BALANCE SHEET
       -  As at April 30, 2002                                          F-2

STATEMENT OF DEFICIT
       -  For the period ended April 30, 2002                           F-3

STATEMENT OF OPERATIONS
       -  For the period ended April 30, 2002                           F-4

STATEMENT OF CASH FLOWS
       -  For the period ended April 30, 2002                           F-5

NOTES TO FINANCIAL STATEMENTS                                        F-6 - F-7

                                AUDITOR'S REPORT


To the shareholders of Old Goat Enterprises Inc.

We have audited the balance sheet of Old Goat Enterprises Inc. as at April 30, 2002 and the statements of operations, deficit, and cash flows for the periods then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at April 30, 2002 the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.

                                                 /s/ Peach Goddard
                                                 -----------------
COQUITLAM, B.C.                                  PEACH GODDARD
JUNE 04, 2002                                    CHARTERED ACCOUNTANTS

                            OLD GOAT ENTERPRISES INC.
                                  BALANCE SHEET
                              AS AT APRIL 30, 2002
                                    (Audited)
                                   U.S. Funds

                                     ASSETS

                                                                        2002
                                                                   -----------
CURRENT
     Cash                                                         $          -
                                                                   ===========





                                   LIABILITIES

CURRENT
     Accounts Payable                                             $          -
                                                                   -----------





                         SHAREHOLDER EQUITY (DEFICIENCY)

SHARE CAPITAL (Note 2)                                                   1,000

DEFICIT                                                                  1,000
                                                                   -----------
                                                                             -
                                                                   -----------

                                                                  $          -
                                                                   ===========
On behalf of the Board:

                                    , Director

                                    , Director




                             See Accompanying Notes

                            OLD GOAT ENTERPRISES INC.
                              STATEMENT OF DEFICIT
                       FOR THE PERIOD ENDED APRIL 30, 2002
                                    (Audited)
                                   U.S. Funds



                                                                       2002
                                                                   -----------




NET LOSS AND DEFICIT, END OF PERIOD                               $      1,000
                                                                   ===========



















                             See Accompanying Notes

                            OLD GOAT ENTERPRISES INC.
                             STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED APRIL 30, 2002
                                    (Audited)
                                   U.S. Funds



                                                                       2002
                                                                   -----------

REVENUE                                                           $          -
                                                                   -----------


EXPENSES
     Incorporation costs                                                 1,000
                                                                   -----------


LOSS FOR THE PERIOD                                                      1,000
                                                                   -----------

LOSS PER SHARE - BASIC                                            $      (0.00)
                                                                   ===========













                             See Accompanying Notes

                            OLD GOAT ENTERPRISES INC.
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED APRIL 30,2002
                                    (Audited)
                                   U.S. Funds



                                                                      2002
                                                                   -----------

CASH RESOURCES PROVIDED BY (USED IN):
OPERATIONS

Cash flow provided by operations before the undernoted            $     (1,000)
Non-cash working capital                                                     -
                                                                   -----------
                                                                        (1,000)
                                                                   -----------

FINANCING
Issue of Share Capital                                                   1,000
Shareholder's loans                                                          -
                                                                   -----------
                                                                         1,000
                                                                   -----------

NET INCREASE (DECREASE) IN CASH FOR THE PERIOD                               -
                                                                   ===========















                             See Accompanying Notes

                            OLD GOAT ENTERPRISES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2002
                                    (Audited)
                                   U.S. Funds




1.   SIGNIFICANT ACCOUNTING POLICIES

          The financial statements are prepared on the historical cost basis in accordance with generally accepted accounting principles.

          a) Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates are based on management's best knowledge of current events and actions that the company may undertake in the future.

          b) Foreign currency transactions

          The financial statements of the company are reflected in US dollars. The company uses the temporal method of accounting for foreign currency translations, whereby monetary items are translated at the rate of exchange in effect at the balance sheet date, non-monetary items are translated at historical rates and revenue and expense items are translated at the rate of exchange on the dates they occur.

          c) Revenue recognition

          All revenue is recorded and related cost transferred to cost of sales at the time the product is shipped or the service provided.

          d) Loss per Share

          Basic loss per share computations is based on the weighted average number of shares outstanding during the year. Fully diluted earnings per shares have not been disclosed, as it is anti-dilutive.

                            OLD GOAT ENTERPRISES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2002
                                    (Audited)
                                   U.S. Funds




2.   SHARE CAPITAL

          Authorized

          The authorized share capital of the company consists of 75,000,000 Common Shares with par value of one tenth of a cent.

          Issued and Outstanding
                                                Number          Amount
                                               ---------       ---------
               Balance, April 30, 2002         1,000,000       $   1,000


3.   DATE OF INCORPORATION

          The company was incorporated on April 23, 2002 under the laws of the State of Nevada. The period of reporting is for the seven days ended April 30, 2002.


4.   GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through April 30, 2002. Without realization of additional capital it would be unlikely for the Company to continue as a going concern.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Old Goat's bylaws provide that we will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

            Expenditure Item                                Amount
            ----------------                               -------
            Attorney Fees                                  $10,000
            Audit Fees                                       4,000
            Transfer Agent Fees                              1,500
            Registration Fees                                  500
                                                           -------
            Total                                          $16,000
                                                           =======

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on four separate occasions.

Mr. Dennis Cox purchased by subscription 1,000,000 shares of common stock from Old Goat on April 23, 2002 for $1,000. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933. Mr. Cox continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from May 1, 2002 to May 31, 2002, a private offering was completed, under which 1,800,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 shareholders for a total of an additional $18,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Old Goat qualified for an exemption from registration under Rule 505 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on April 23, 2002, to the date of this Registration Statement.


  Stock Purchaser's Name          Date of Purchase      Total Number of Shares
                                                              Purchased
  ----------------------          ----------------      ----------------------
  Dennis Cox                       April 23, 2002             1,000,000
  Dennis Cox                        May 13, 2002               600,000
  Jean Blanchard                    May 21, 2002               600,000
  Laurel Blanchard                  May 28, 2002               600,000
                                                             ---------
    TOTAL                                                    2,800,000


Item 27. Exhibits

  Number   Description
  ------   -----------
  3.1      Articles of Incorporation.                 Included
  3.2      Bylaws.                                    Included
  5        Opinion re: Legality.                      Included
  23.1     Consent of Attorney.                       Included in Exhibit 5
  23.2     Consent of Accountant                      Included

Item 28. Undertakings

Old Goat hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Old Goat has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Old Goat will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Old Goat will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, Province of British Columbia, Canada, on June 27, 2002.

OLD GOAT ENTERPRISES, INC.


/s/ Dennis Cox
------------------
Dennis Cox
President (Principal Executive Officer), Director


/s/ Laurel Blanchard
---------------------
Laurel Blanchard
Principal Financial Officer


/s/ Jean Blanchard
------------------
Jean Blanchard
Controller



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Jean Blanchard                             June 27, 2002
------------------
Jean Blanchard
Secretary/Treasurer, Director


/s/ Laurel Blanchard                           June 27, 2002
--------------------
Laurel Blanchard
Director

                                  EXHIBIT INDEX



          Number         Description
          ------         -----------
          3.1            Articles of Incorporation.

          3.2            Bylaws.

          5              Opinion re: Legality.

          23.1           Consent of Attorney.(Included in Exhibit 5)

          23.2           Consent of Accountant.